AMENDMENT
TO
STOCK OPTION AGREEMENT

This Amendment to Stock Option Agreement (this “Amendment”), is made and entered into as of June 13, 2008, by and between VioQuest Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Michael Becker (“Optionee”).

BACKGROUND

A. WHEREAS, the Company and Optionee entered into that certain Stock Option Agreement, dated as of November 21, 2007 (the “Agreement”), pursuant to which the Company granted Optionee options under its 2003 Stock Option Plan (the “Plan”) to purchase up to an aggregate of 29,974 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), at an exercise price of $3.00 per share (as adjusted for a 1-for-10 reverse stock split);

B. WHEREAS, the parties hereto hereby agree to amend the exercise price of the option subject to the Agreement as set forth in this Amendment; and

C. WHEREAS, the parties hereto hereby agree to amend the Change of Control provisions subject to the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

1. Amendment of Exercise Price. Notwithstanding anything to the contrary contained herein, from and after the date hereof, the per share exercise price applicable to the Shares subject to the Option shall be $0.54, subject to adjustment as provided in the Plan.

2. Amendment Regarding Change of Control. Notwithstanding anything to the contrary contained herein, the following is hereby added to paragraph 3 of the Agreement:

Notwithstanding the foregoing, upon the occurrence of a Change of Control (as defined below), one-half of the currently unvested options under this Agreement shall immediately vest if the Corporation’s Market Capitalization, as such term is defined in the Employment Agreement, then exceeds $15 Million but is less than $30 Million and all of the currently unvested Options shall immediately vest if the Corporation’s Market Capitalization then exceeds $30 Million. For purposes of this Paragraph 3, a “Change of Control” means (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of the Company representing in excess of fifty percent (50%) of the combined voting power of the Company’s then outstanding securities if such person or his/her/its affiliate(s) do not own in excess of fifty percent (50%) of such voting power on the date of this Agreement, provided, however, that a Change of Control shall not include any transaction or series of related transactions effected primarily for capital raising purposes; or (ii) the disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of the Company), provided, however, that a Change of Control shall not include any merger, consolidation or other transaction (or series of related transactions) in which, following such transaction, the stockholders of the Company immediately prior to such transaction continue to own in excess of fifty percent (50%) of the combined voting power of the surviving or resulting entity.

3. Miscellaneous.

(a) Entire Agreement. This Amendment, the Agreement and the Plan embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Amendment supersedes all prior agreements and the understandings between the parties with respect to the subject matter contained herein.

(b) Defined Terms. Except as otherwise expressly provided, or unless the context otherwise requires, all capitalized terms used herein have the meanings ascribed to them in the Agreement.

(c) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same document.

(d) Ratification and Reaffirmation of Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

VioQuest Pharmaceuticals, Inc.:

By:
Brian Lenz
Its: Chief Financial Officer

Optionee:

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